               THIS SECOND AMENDMENT TO LEASE ("Second Amendment") dated this 3rd day of May, 1996 (effective as of April 1, 1996), by and between BGS REALTY, a New Jersey partnership, having an address at 530 South Avenue East, Cranford, New Jersey 07016 (hereinafter the "Landlord"); and ECHOCATH, INC., a New Jersey corporation, having an address at 4326 Route 1, South Brunswick, New Jersey 08852 (hereinafter the "Tenant").

                              W I T N E S S E T H:

               WHEREAS, the Landlord is the owner of certain lands and premises located at 4326 Route 1, South Brunswick, New Jersey, upon which lands and premises there is erected an office/research building containing approximately 20,000 square feet (hereinafter the "Building"); and

               WHEREAS, the Landlord and Tenant have previously entered into a Lease Agreement dated November 22, 1991 (hereinafter the "Lease Agreement"), in connection with the leasing of approximately 9,570 square feet in the Building identified as Section "A" on Schedule "C" to the Lease Agreement; and

               WHEREAS, the Landlord and Tenant have previously entered into a First Amendment to Lease Agreement dated March 18, 1994 (hereinafter the "First Amendment"), pursuant to which Tenant leased the remaining portions of the Building, identified as Sections B and C on Schedule C to the Lease Agreement, such that the Tenant has leased the entire Building (hereinafter the "Leased Premises"); and

               WHEREAS, the Lease Agreement, the First Amendment, and this Second Amendment shall collectively be hereinafter referred to as the "Lease"; and

               WHEREAS, the Lease Term (as such term is defined in the Lease) expires on March 31, 1997; and

               WHEREAS, the Tenant wishes to exercise its option to extend the Lease Term for one (1) five (5) year period to commence on April 1, 1997; and

               WHEREAS, the Landlord has agreed to the renewal of the Lease Term through March 31, 2002; and

               WHEREAS, Landlord and Tenant wish to modify and amend certain terms and conditions of the Lease, including, but not limited to, the schedule and amounts of installment payments of Basic Rent and Additional Rent due under the Lease.

               NOW, THEREFORE, in consideration of the sum of $1.00 and other good and valuable consideration, the parties hereto covenant and agree as follows:

               1. The Lease Term is extended for one (1) five (5) year period commencing on April 1, 1997, such that the Termination Date (as such term is defined in the Lease) is March 31, 2002.

               2. On or before May 10, 1996, Tenant shall pay to Landlord the sum of $11,041.00 representing balance of Security Deposit due and owing under and pursuant to the terms and conditions of Article 27 of the Lease Agreement.

               3. Landlord and Tenant acknowledge and confirm Basic and Additional Rent past due and owing under the Lease, plus late charges and interest accrued, in the amount of $83,249.70, hereinafter referred to as the "Outstanding Rent".

               4. Commencing as of April 1, 1996 (hereinafter referred to as the "Effective Date"), and thereafter on the first day of each consecutive calendar month during the Term, Tenant shall pay Basic Rent and the Outstanding Rent as set forth below, payable in advance. Tenant shall pay, in addition to the Basic Rent and the Outstanding Rent hereinbelow provided, all Additional Rent and other charges as in the Lease required.


                                                                 MONTHLY
                                           MONTHLY              INSTALLMENT               TOTAL
                                         INSTALLMENT                OF                   MONTHLY
                                          OF BASIC              OUTSTANDING            INSTALLMENT
            PERIOD                          RENT                   RENT                  OF RENT
            ------                          ----                   ----                  -------
APR 1 1996-MAR 31 1997                     $16,666.67              $1,156.25              $17,822.92
APR 1 1997-MAR 31 1998                     $16,666.67              $1,156.25              $17,822.92
APR 1 1998-MAR 31 1999                     $18,333.33              $1,156.25              $19,489.58
APR 1 1999-MAR 31 2000                     $23,333.33              $1,156.25              $24,489.58
APR 1 2000-MAR 31 2001                     $23,333.33              $1,156.25              $24,489.58
APR 1 2001-MAR 31 2002                     $23,333.33              $1,156.25              $24,489.50


The Outstanding Rent as set forth above is reflected on Exhibit A attached hereto.

               5. (a) Simultaneously with the execution of this Second Amendment, Tenant shall deposit with Landlord a letter of credit (the "Letter of Credit") in the amount of the Outstanding Rent (as such amount may be reduced as hereinafter provided, the "L/C Amount") as security for the full payment by Tenant of the Outstanding Rent pursuant to the terms and conditions of this Second Amendment. The Letter of Credit shall be unconditional and irrevocable, payable to Landlord solely upon presentation of a sight draft indicating default of Tenant's obligation to pay the Outstanding Rent. The Letter of Credit shall be for a term of not less than one (1) year and expressly provide that the Letter of Credit shall automatically be renewed for successive one (1) year periods unless the issuer shall have provided the Landlord with written notice of such non-renewal at least thirty
(30) days prior to the then expiration date of the Letter of Credit, and at least thirty (30) days prior to the expiration of said Letter of Credit, Tenant shall deliver to Landlord a supplemental or new letter of credit meeting the same requirements set forth herein. The failure of Tenant to timely deliver a new or supplemental letter of credit in accordance with the provisions of this paragraph 5, or Landlord's receipt of notice from the issuing bank that the Letter of Credit will not be renewed, shall entitle Landlord to draw down the Letter of Credit and apply such proceeds on the terms and conditions of this paragraph 5. In the event Tenant defaults in its payment obligation of the Outstanding Rent, Landlord may, at its option, draw upon the Letter of Credit, in whole or in part, and use, apply or retain all or any portion of such money to the extent required for the payment of the Outstanding Rent. Upon full payment by Tenant of the Outstanding Rent, the Letter of Credit shall be returned to Tenant within five (5) business days thereafter.

                      (b) Notwithstanding anything to the contrary contained in this paragraph 5, provided Tenant shall not, on the applicable anniversary of the date of signature hereof by the parties (the "Effective Date"), be in default of its obligation to pay monthly installments of the Outstanding Rent Balance, Landlord hereby consents to the L/C Amount being reduced by $13,875.00 on each of the first, second, third, fourth, and fifth anniversaries of the Effective Date. Following each anniversary of the Effective Date for which Tenant shall be entitled to have the LJC Amount reduced, Tenant may deliver to Landlord an amendment to the Letter of Credit (which amendment must be reasonably acceptable to Landlord in all respects) reducing the amount of the Letter of Credit to the new L/C Amount.

                      (c) Tenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit or any monies drawn from such Letter of Credit and Landlord shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, Landlord may draw upon the Letter of Credit, in whole or in part, and use, apply or retain all or a portion of such money for the payment of any Outstanding Rent.

                      (d) In consideration of Tenant depositing the Letter of Credit with Landlord, Landlord agrees to annually reimburse Tenant 1 % of the L/C Amount. Said amount shall be paid to Tenant by Landlord by way of a credit against the annual amount of Outstanding Rent for the twelve (12) month period covered by the Letter of Credit, amortized over said twelve (12) month period (e.g. if the L/C Amount is $80,000.00, 1 % thereof equals $800.00, spread equally over twelve (12) months, reducing the monthly installment of Outstanding Rent for that particular year by $66.67), or, at Landlord's option, by the payment of a 1 % lump sum at the time the Letter of Credit, or amendment thereto, is delivered to Landlord.

               6. Anything contained therein to the contrary notwithstanding, in the event of termination of the Lease prior to the Termination Date pursuant to the terms and conditions of Articles 15, 16, 17, or 19 of the Lease Agreement, or upon the occurrence of an Event of Default under the Lease, Tenant shall pay to Landlord the Outstanding Rent (as of the date of such early termination or occurrence of an Event of Default). Such payment shall be made in full on the first day of the calendar month next following the date of early termination or the occurrence of an Event of Default. Tenant expressly agrees that its obligation to Landlord to pay the Outstanding Rent shall survive termination of the Lease prior to the Termination Date.

               7. Article 17.1 of the Lease Agreement is deleted in its entirety and the following substituted in its stead:

               17.1 If a part or all of the Demised Premises be taken or condemned for a public or quasi-public use, all compensation awarded upon such condemnation or taking shall go to Lessor and Lessee shall have no claim thereto; and Lessee hereby expressly waives, relinquishes and releases to Lessor any claim for damages or other compensation to which Lessee might otherwise be entitled because of any such taking or limitation of the leasehold estate hereby created, and irrevocably assigns and transfers to Lessor any right to compensation or damages to which Lessee may be entitled by reason of the condemnation of all or a part of the Demised Premises or the leasehold estate. Without diminishing Lessor's award, the Lessee shall have the right to make a claim against the condemning authority for such independent claim which it may have and as may be allowed by law, and nothing in this paragraph shall be deemed to give Lessor an interest in or require Lessee to assign to Lessor any separate award made to Lessee for (i) the taking of Lessee's personal property, (ii) cost of interruption or damage of Lessee's business, or (iii) costs and reimbursements awarded to Lessee for relocation.

               8. In the event of termination of the Lease prior to the Termination Date pursuant to the terms and conditions of Article 17 (Condemnation) of the Lease Agreement, Landlord shall waive the payment of Basic Rent for the last one and one half (1 1/2) months of the Lease Term prior to termination.

               9. Anything in Article 15 of the Lease Agreement to the contrary notwithstanding, Landlord's consent to a proposed sublet of the Demised Premises or any part thereof shall not be unreasonably withheld by Landlord. All other terms and conditions of Article 15 of the Lease Agreement shall remain in full force and effect, unmodified and unimpaired.

               10. Anything contained in the Lease Agreement to the contrary notwithstanding, as of April 1, 1996, Tenant shall promptly pay, when the same shall be due and payable, all Operating Expenses and Taxes (as such terms are defined in Section l.l(ac) and (as) of the Lease Agreement, respectively). It is the intent of Landlord and Tenant that, as of the April 1, 1996, Landlord shall no longer project or estimate Taxes and Operating Expenses, as contemplated by Articles 4 and 5 of the Lease Agreement, but that Tenant shall make direct payment of same as and when due and payable. The Tenant agrees that it shall, within ten (10) days after demand by Landlord, furnish in writing to Landlord evidence of payment of the then current Taxes, water and/or sewer charges required to be paid by Tenant as herein provided.

               11. Except as in this Second Amendment provided, all of the terms and conditions of the Lease shall remain in full force and effect.

               12. This Second Amendment shall be binding upon the parties hereto, their heirs, successors and assigns.

               IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed by their proper authorized parties the day and year first above written.

                             BGS REALTY, a New Jersey partnership



                             BY:
                                 _______________________________________________
                                     ROBERT J. BAUER, Partner

                             ECHOCATH, INC., a New Jersey corporation



                             BY:
                                 _______________________________________________
                                Name:
                                Title: President

STATE OF NEW JERSEY          )
                             ) SS.
COUNTY OF UNION              )

               BE IT REMEMBERED, that on this ___ day of May, 1996, before me,
the subscriber,                         , personally appeared ROBERT J. BAUER,
who, I am satisfied, is the person who signed the within Instrument as Partner of BGS REALTY, a New Jersey Partnership, the Landlord named therein, and thereupon he acknowledged that he signed, sealed and delivered the same as the act and deed of BGS REALTY, for the uses and purposes therein expressed.


                                 _______________________________________________
                                               SHIRLEY M. VELLA
                                          NOTARY PUBLIC OF NEW JERSEY
                                       My Commission Expires May 26,1997
                                           Qualified in Union County

STATE OF NEW JERSEY          )
                             ) SS.
COUNTY OF                    )

               BE IT REMEMBERED, that on this ___ day of May, 1996 before me,
the subscriber,                                           , personally appeared
                                 , the President of ECHOCATH, INC., a New Jersey
Corporation, who, I am satisfied is the Tenant mentioned in the within instrument, and thereupon he acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.


                                 _______________________________________________

                                    EXHIBIT A

         $81,054.75   BASIC RENT

         $36,588.42   ADDITIONAL RENT

         $16.400.60   INTEREST (10% on all payments in arrears to 1/1/96)
         ----------



          $4,705.73   LATE CHARGE (4% on delinquent payments)

        $138,749.50   OUTSTANDING RENT

       ($30,000.00)   LESS PAYMENT MADE ON 2/28/96

       ($25 499.80)   LESS PAYMENT MADE ON EXECUTION OF SECOND
       -----------    AMENDMENT



         $83,249.70   OUTSTANDING RENT

     [div]72 months   (4/96 - 3/2002)

          $1.156.25   (0% on balance carried forward)

